Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	*090403*

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:
Sysorex Global

2.	Description of the original document for which correction is being made:
Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock

3.	Filing date of the original document for which correction is being made:	August 5, 2016

4.	Description of the inaccuracy or defect:

1) The definition of "Debentures" in Section 1 of the Certificate of Designation inaccurately states "August 1, 2018" as the due date.

2) The definition of "Purchase Agreement" in Section 1 of the Certificate of Designation inaccurately states "August 5, 2016" as the date of the Securities Purchase Agreement.

3) The third sentence in Section 7(b) of the Certificate of Designation inaccurately states "$0.465" as the floor price.

5.	Correction of the inaccuracy or defect:

1) The due date referenced in the definition of “Debentures” in Section 1 of the Certificate of Designation is hereby corrected to state “August 9, 2018”.

2) The date of the Securities Purchase Agreement referenced in the definition of “Purchase Agreement” in Section 1 of the Certificate of Designation is hereby corrected to state “August 9, 2016”.

3) The floor price referenced in the third sentence in Section 7(b) of the Certificate of Designation is hereby corrected to state "$0.47".

6.	Signature:

/s/ Nadir Ali	Chief Executive Officer	August 9, 2016
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 1-5-15